Exhibit 10(ii)


                               RESELLER AGREEMENT

         AGREEMENT made this 24th day of January, 2002, by and between First National Data Bank, Inc., a Florida Corporation, with offices located at 989 Georgia Ave., Palm Harbor, FL 34684 (the "Purchaser") and NetMerchant, Inc., a Delaware Corporation, located in Shreveport, LA (the "Seller").

                               W I T N E S S E T H

         WHEREAS, Seller is engaged in a business (the "Business") which promotes a business related website.

; and

         WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, on the terms and conditions herein set forth and in consideration of the premises and the mutual promises and covenants contained herein, the parties agree as follows:


                                    ARTICLE I

                          PURCHASE OF NETMERCHANT, INC.

         1.1 Purchase of NetMerchant, Inc. Based upon the representations, warranties and agreements herein contained and subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to Purchaser, all issued and outstanding shares of NetMerchant, Inc. which will include the ("Purchased Assets") listed in Schedule A, as provided for in Section 2.1.


                                   ARTICLE II

                                 PURCHASE PRICE

         2.1 Purchase Price. In consideration for the transfer of the Purchased Assets, as provided for in Section 7.2, Purchaser shall pay to the Seller a total of Thirty-two Thousand ($32,000) Dollars ("Initial Purchase Price"), subject to adjustment as provided below ("Adjusted Purchase Price"), to be paid as follows:

         (a) Twelve equal installments of One Thousand ($1,000) Dollars ("Installment Period") payable monthly on the fifteenth of each month, with the first installment being paid on or before January 30, 2002 and the last payment being paid by December 15, 2002.

         (b) A balloon payment of Twenty Thousand ($20,000) Dollars ("Balloon Payment") payable on or before the one year anniversary of this Agreement.

         2.2 Adjustments to Purchase Price. The Initial Purchase Price is subject to the following adjustments:

         (a) Purchaser shall have the absolute right to prepay the Purchase Agreement Price at any time during the next twelve months.

         (b) In the event the Purchaser prepays the Balloon Payment, all remaining installments described in 2.1(a) are immediately cancelled and the Purchase Price shall be adjusted accordingly.

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         By way of example, in the event Purchaser elects to prepay the Balloon
         Payment after the payment of six installments, the adjusted purchase price shall be equal to Twenty-six Thousand ($26,000) Dollars and the Purchaser shall not be obligated to pay any additional installments to the Seller.


                                   ARTICLE III

                     PURCHASER'S NON-ASSUMPTION OF LIABILITY

         3.1 Purchaser's Non-Assumption of Liabilities. The Purchaser shall not assume or become liable for any of Seller's obligations, liabilities, debts, contracts or other commitments of any kind whatsoever, known or unknown, fixed or contingent, for all of which Seller shall remain obligated. Without limiting the effect of the preceding sentence, it is expressly agreed that Purchaser shall not assume or become liable for any of the following debts, liabilities or obligations of Seller:

         (a) Any liabilities or obligations under contracts, leases or agreements that are not specifically assigned to and assumed by Purchaser;

         (b) Any debt, liability or obligation existing on the Closing Date which would constitute a breach of any representation, warranty or covenant made by Seller herein;

         (c) The expenses of Seller incurred in connection with or resulting from the transactions contemplated by this Agreement;

         (d) Any liability by reason of or for any default, breach or penalty under any contract, lease or agreement occurring or arising prior to closing;

         (e) Accounts payable except as otherwise expressly provided herein;

         (f) Federal, State or local income, franchise, property, sales, value-added, employment or other taxes;

         (g) Worker's Compensation claims relating to employment prior to the Closing Date;

         (h) Any severance pay that may be due or owing to employees of Seller as of the Closing Date.


                                   ARTICLE IV

                      SELLER'S NON-ASSUMPTION OF LIABILITY

         4.1 Seller's Non-Assumption of Liabilities. The Seller shall not assume or become liable for any of Purchaser's obligations, liabilities, debts, contracts, legal disputes or other commitments of any kind whatsoever, known or unknown, fixed or contingent, for all of which Purchaser shall remain obligated. Without limiting the effect of the preceding sentence, it is expressly agreed that Seller shall not assume or become liable for any of the following legal disputes, debts, liabilities or obligations of Purchaser:

         (a) Any liabilities or obligations under contracts, leases or agreements that are not specifically assigned to and assumed by Seller;

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         (b)      Any debt, liability or obligation existing on the Closing Date which would constitute a breach of any representation, warranty or covenant made by Purchaser herein;

         (c) The expenses of Purchaser incurred in connection with or resulting from the transactions contemplated by this Agreement;

         (d) Any liability by reason of or for any default, breach or penalty under any contract, lease or agreement occurring or arising prior to or after closing;

         (e) Accounts payable except as otherwise expressly provided herein;

         (f) Federal, State or local income, franchise, property, sales, value-added, employment or other taxes;

         (g) Worker's Compensation claims relating to employment prior to or after the Closing Date;

         (h) Any severance pay that may be due or owing to employees of Purchaser prior to or after Closing Date.

         (i) Any legal dispute that may arise during the Installment Period or after the final Balloon Payment, resulting from the Purchaser's use of the name NetMerchant and the use of the 5 domain names listed in Schedule A.

         4.2 Clarification to Section 4.1(i). it is agreed that any challenge by any third party of the Purchaser's use of the Service Mark "NETMERCHANT" will be defended by and at the expense of the Purchaser during the Installment Period and after the final Balloon Payment.


                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller, as follows:

         5.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

         5.2 Authorities, Etc. Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of the Purchaser has taken all action required by law, its Certificate of Incorporation, its By-laws, or otherwise, to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Purchaser and no other corporate action by it is necessary. This Agreement is a valid and binding obligation of Purchaser enforceable against it in accordance with its terms.

         5.3 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provisions of the Certificate of Incorporation or by-laws of the Purchaser;
(b) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or be an event which, after the giving of notice or the passage of time or both, would constitute a default under the terms of, any agreement or instrument to which

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Purchaser is a party or by which Purchaser or its properties or assets may be bound which, either separately or in the aggregate, would materially and adversely affect its business, operations or financial condition; or (c) violate any judgment, order, injunction, decree or award against or binding upon Purchaser or upon the assets or business of Purchaser, or any law or regulation relating to Purchaser.

         5.4 Disclosure. Neither this Agreement nor any schedule or document delivered by or on behalf of Purchaser in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state material fact necessary to make the statements herein and therein made, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser, as follows:

         6.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         6.2 Authority, Etc. Seller has the full right, power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Seller and no other corporate action by it is necessary. This Agreement is a valid and binding obligation of Seller enforceable against it in accordance with its terms.

         6.3 Effect of Agreement. Neither Seller's execution and delivery of this Agreement, or Seller's consummation of the transactions contemplated hereby, will (i) violate any provision of Seller's Certificate of Incorporation or By-Laws, (ii) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or be an event which, after the giving of notice or the passage of time or both, would constitute a default under the terms of, any agreement or instrument to which Seller is a party or by which Seller or its properties or assets may be bound which, either separately or in the aggregate, would materially and adversely affect its business, operations or financial condition, (iii) result in the creation of any lien, charge or encumbrance upon the properties or assets of Seller pursuant to the terms of any such agreement or instrument, or (iv) violate any judgment, order, injunction, decree or award against or binding upon Seller or upon the assets or business of Seller, or any law or regulation relating to Seller.

         6.4 Litigation. There is no litigation, governmental or administrative proceeding, investigation, claim, complaint, or accusation, formal or informal, pending, either in court or otherwise or before any administrative board, agency, or commission, or any arbitration pending, or are any of the foregoing threatened, relating to Seller, its properties, licenses and/or business (hereinafter "Legal Proceedings"); nor does Seller know, or have reasonable grounds to know, of any reasonable basis for any such action, arbitration, or governmental proceeding or investigation relative thereto.

         6.5 Trade names, Trademarks and Copyrights. All such Proprietary Rights listed on Schedule A are valid and in good standing, do not knowingly conflict with the rights of any other person, firm or entity, are subject to no liens, charges, claims or restrictions and are adequate and sufficient to permit Seller to conduct the Business as presently being conducted. No rights under any other Proprietary Rights are required by Seller in connection with the conduct of Business as presently conducted. Seller has full right to use its corporate name and Seller does not know of any conflict or claimed conflict with respect to its use of its Proprietary Rights. For purposes of this Agreement "Proprietary Rights" means patents, trademarks, trade names, copyrights, service marks or logos.

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         6.6 Representations and Warranties at Closing. Except as expressly herein otherwise provided, the representations and warranties of Seller set forth in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such time.

         6.7 State Taxing Authorities. No filing with or approval of any State taxing authority is required in order to consummate the transactions contemplated by this Agreement.

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                                  ARTICLE VII

                                     CLOSING

         7.1 Date. The closing shall occur on January 25th, 2002 or such other date as may be agreed to by the parties.

         7.2 Transfer of Assets. Upon Closing, Seller will re-direct domain names to Purchaser's DNS Servers and modify the domain record technical contact to Purchaser's designated technical contact. Seller authorizes the Purchaser to use the name NetMerchant and have exclusive use of the domain names listed on Schedule A, during the Installment Period. Upon receipt of Balloon Payment, Seller will transfer ownership of all assets listed on Schedule A to Purchaser.

         7.3 Use of Name. Seller agrees to discontinue use of the name NetMerchant during the Installment Period and after the Balloon Payment.

         7.4 Other Documents. The parties shall each deliver to the other such other documents as are necessary to satisfy the conditions set forth in this Agreement.


                                  ARTICLE VIII

                          INDEMNIFICATION BY PURCHASER

         8.1 Indemnification by Purchaser. Purchaser shall indemnify Seller against and hold it harmless from any and all liabilities, loss, claims, counterclaims, cross-claims, set-offs, recoupments, damages and expenses whatsoever, including, without limitation, all attorneys' fees and other costs and expenses of litigation (hereinafter in this Section 8.1 "Loss") that Seller may at any time suffer or incur by reason of (i) Purchaser's failure to pay, discharge or perform any and all liabilities and obligations incurred or arising from actions of Purchaser after the Closing Date pertaining in any way or affecting the Purchased Assets that are not expressly assumed by Seller under this Agreement; (ii) Seller's defense of any claim, suit or proceeding made or commenced against it arising out of any liability or obligation of Purchaser that is not expressly assumed by Seller hereunder; and (iii) any material breaches of or inaccuracies in the agreements, covenants, representations and warranties made by Purchaser in or pursuant to this Agreement.

Without limitation of the foregoing undertakings by Purchaser in this Article VIII, Purchaser shall further indemnify Seller against and hold it harmless from any and all loss that Seller may at any time suffer or incur by reason of Purchaser's failure for whatever reason to pay, discharge or perform any and all judgments, liabilities or obligations that may arise out of or relate in any manner to the pending proceedings and actions against Purchaser, if any, and all new proceedings or actions based upon, or in any way arising out of or related to any of the facts or claims alleged in any of said pending proceedings and actions and existing at any time after the Closing Date.

         8.2 Duration of Indemnification. Any claim for indemnification under this Article VIII shall be asserted within one (1) year following the closing date.

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                                   ARTICLE IX

                            INDEMNIFICATION BY SELLER

         9.1 Indemnification by Seller. Seller shall indemnify Purchaser against and hold it harmless from any and all liabilities, loss, claims, counterclaims, cross-claims, set-offs, recoupments, damages and expenses whatsoever, including, without limitation, all attorneys' fees and other costs and expenses of litigation (hereinafter in this Section 9.1 ("Loss") that Purchaser may at any time suffer or incur by reason of (i) Seller's failure to pay, discharge or perform any and all liabilities and obligations incurred or arising from actions of Seller prior to the Closing Date pertaining in any way or affecting the Purchased Assets that are not expressly assumed by Purchaser under this Agreement; (ii) Purchaser's defense of any claim, suit or proceeding made or commenced against it arising out of any liability or obligation of Seller that is not expressly assumed by Purchaser hereunder; (iii) failure of Seller to comply with the provisions of any tax statute relating to notice of the sale of assets hereunder and payment of taxes due upon such sale. (iv) any unpaid taxes due and owing by Seller; and (v) any material breaches of or inaccuracies in the agreements, covenants, representations and warranties made by Seller in or pursuant to this Agreement.

Without limitation of the foregoing undertakings by Seller in this Article IX, Seller shall further indemnify Purchaser against and hold it harmless from any and all loss that Purchaser may at any time suffer or incur by reason of Seller's failure for whatever reason to pay, discharge or perform any and all judgments, liabilities or obligations that may arise out of or relate in any manner to the pending proceedings and actions against Seller, if any, and all new proceedings or actions based upon, or in any way arising out of or related to any of the facts or claims alleged in any of said pending proceedings and actions and existing at any time prior to the Closing Date.

         9.2 Duration of Indemnification. Any claim for indemnification under this Article XI shall be asserted within one (1) year following the closing date.



                                    ARTICLE X

                                FEES AND DEFAULT

         10.1 Late fee and NSF Checks. A ten percent (10%) late fee will be charged on all installment payments past due and not received by the 25th day of the month. A twenty-five dollar ($25) additional charge will be assessed for all returned (NSF) checks.

         10.2 Default. In the event the Purchaser should fail to pay any monthly installment by the past due date, the Seller will notify the Purchaser with a written notice giving Purchaser thirty (30) days to pay past due installment plus late fee or Seller shall have the option to terminate this Purchase Agreement and re-take possession of all domain names.

In the event the Purchaser should fail to pay Balloon Payment by the due date, the Seller will notify the Purchaser with a written notice giving Purchaser thirty (30) days to make Balloon Payment or Seller shall have the option to terminate this Purchase Agreement, and re-take possession of all domain names.

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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         11.1 Finders and Brokers. Each party hereby represents and warrants to the other that neither it nor its representatives have taken, nor will they take, any action that would cause the other party to have any obligation or liability to any person for any finders' fees, brokerage fees, agents' commissions, or like payments in connection with the transactions contemplated hereby. Each party shall indemnify and hold harmless the other from any claim that is asserted by any person for a finder's fee or like payment with respect to this Agreement arising from any act, representation or promise of the indemnifying party or its representative.

         11.2 Amendment. Subject to applicable law, this Agreement may only be amended or supplemented by written agreement of the parties.

         11.3 Expenses: Attorneys' Fees. Whether or not the transactions contemplated by this Agreement are consummated, each party shall pay all expenses incurred by it or on its behalf in connection with this Agreement or any transaction contemplated hereby.

         11.4 Survival of Representations and Warranties. All representations warranties and agreements made by Seller or Purchaser in this Agreement or pursuant hereto shall survive the Closing, and all statements contained in any certificate, list schedule or other instrument delivered by Seller or Purchaser pursuant to this Agreement shall be deemed representations and warranties of such party.

         11.5 Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and if addressed to:

         Seller at:                 815 Elmdale St.
                                    Shreveport, LA 71118
                                    318-688-0278

         and if to Purchaser:       989 Georgia Ave.
                                    Palm Harbor, FL 34684
                                    727-258-0017

         with a copy to:            Joel Schneider
                                    595 Stewart Avenue, Suite 710
                                    Garden City, NY  11530
                                    516-228-8181

Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the fourth business day after mailing.

         11.6 Assignment, Successors and Assigns. Except as otherwise provided herein, each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement. Purchaser may, with the consent of Seller, assign this Agreement to a limited partnership or corporation formed for the purpose of carrying out the acquisition provided for in this agreement. Any purported assignment, transfer, or delegation in violation of

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this Section shall be null and void. Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Except for those enumerated above, this Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any person or entity not a party to this Agreement.

         11.7 Governing Law. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of Louisiana.

         11.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument.

         11.9 Headings. The headings of the Sections and Articles of this Agreement and Table of Contents are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

         11.10 Entire Agreement. The parties intend that the terms of this Agreement, including the Schedules and other documents referred to herein, shall be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

         11.11 Schedules. The Schedules constitute part of this Agreement; each reference to this Agreement shall include a reference to the Schedules; and each reference to a Section of this Agreement shall be a reference to the corresponding Schedule.

         11.12 Severability. If any provision of this Agreement, or the application thereof to any person or entity, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons or entities, places, and circumstances shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives the date first above written.


                                      First National Data Bank, Inc.
                                      ---------------------------------------
                                      (Purchaser)


                                      By:   /s/ Barry L. Shevlin
                                          -----------------------------------
                                           Barry L. Shevlin, COO


                                      NetMerchant, Inc.
                                      ---------------------------------------
                                      (Seller)


                                      By:   /s/ Michael Bowen
                                          -----------------------------------
                                           Michael Bowen, President

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

                          Schedule A - Purchased Assets

1500 shares of common stock of NetMerchant, Inc., a Delaware Corporation, representing all of the issued and outstanding shares of NetMerchant, Inc.

The registered Service Mark for NETMERCHANT (Registration # 2074745, US Patent and Trademark Office) The following domain names:

        NetMerchant.com
        NetMerchant.org
        NetMerchant.info
        NetMerchant.biz
        NetMerchant.tv


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